Introducing Commerce, the New Parent Brand of BigCommerce, Feedonomics and Makeswift, Powering an AI-Driven Future

Commerce’s open, intelligent ecosystem connects the tools and systems that drive growth and empower businesses to unlock data potential and deliver seamless, personalized experiences at scale

Commerce unveils unified AI vision to enable every merchant to thrive in the agentic commerce era

AUSTIN, Texas – July 31, 2025 – BigCommerce Holdings, Inc. (Nasdaq: BIGC), a leading open SaaS ecommerce platform for B2C and B2B businesses, today announced the launch of its new parent brand, Commerce, and that it has officially changed its corporate name to Commerce.com, Inc. (“Commerce” or the “Company”), unifying BigCommerce, Feedonomics and Makeswift to power the next era of agentic commerce. In connection with the name change and rebranding, effective on or about August 1, 2025, the Company’s common stock will begin trading on the Nasdaq Global Market under the ticker symbol “CMRC” and cease trading under “BIGC.” This strategic move introduces a bold vision for the future where AI navigates choices for consumers and businesses adapt with intelligent, composable tools.

In conjunction with the rebrand, Commerce also unveiled the company’s vision and strategy for powering agentic commerce where AI acts on behalf of consumers to research, recommend and even transact. To support this shift, Commerce is focused on enabling merchants with the data infrastructure and intelligent storefronts needed to thrive in this next chapter of digital commerce.

“Launching the Commerce brand is about more than a new name and logo,” said Commerce CEO Travis Hess. “It is a clear declaration to our customers, partners, investors and team that we are doubling down on innovation to give brands, retailers, manufacturers, distributors and wholesalers the flexibility, connectivity and care to help them move faster, scale smarter and grow on their terms. Agentic commerce requires a new playbook, and Commerce is here to deliver it with an open ecosystem built for speed, intelligence and flexibility.”

Unifying Three Market-leading Solutions

The individual BigCommerce, Feedonomics and Makeswift brands will continue to exist as three powerful solutions with a unified purpose:

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BigCommerce is the flexible ecommerce platform that grows with merchants. It is trusted by teams that value speed and scalability, empowering innovation without constraint.
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Feedonomics turns data into a competitive advantage, ensuring every product is AI-ready and optimized across hundreds of global channels.
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Built for both marketers and developers, Makeswift is the intuitive visual editor that lets whole teams collaborate to create cutting-edge, personalized digital experiences.

Together, Commerce connects the tools and systems that drive growth, whether it is part of our family of brands or a trusted outside partner. Its open, intelligent ecosystem empowers businesses to unlock data potential and deliver seamless, personalized experiences at scale.

“Commerce is more than just another ecommerce company,” said Hess. “We are a trusted partner, an innovation engine and a champion that stands behind what we promise, and one of those promises is to provide an AI-driven ecosystem that aligns innovation with outcomes.”

Delivering AI to Drive Results

The way consumers discover and purchase products online is undergoing a dramatic transformation. Traditional organic search is rapidly losing ground as the “front door” of the internet. Instead, shoppers are turning to answer engines—AI-powered platforms like ChatGPT, Perplexity, Copilot and Google Cloud with Gemini—to find what they need and even buy it. In this new era, AI agents act on behalf of shoppers, searching, comparing, and even checking out across multiple channels, often without ever visiting a merchant’s website. These AI-driven experiences are seamless, contextual and increasingly the default for how consumers interact with commerce online.

For large retail brands and technology companies, this means that web traffic is already shifting as the old playbook of SEO and paid ads becomes less effective. The conversation is focused on regaining visibility and relevance in a fundamentally new digital landscape.

Commerce offers a complete solution for the AI era. Feedonomics optimizes merchant data for every touchpoint and holds strategic partnerships with leading AI platforms. BigCommerce provides the operating system for merchants of record. Makeswift powers AI-optimized storefronts. Every merchant needs an end-to-end strategy with these pillars for success in AI-driven commerce.

Over the last few weeks, Commerce brands BigCommerce and Feedonomics have expanded partnerships with AI leaders Perplexity and Google Cloud to help businesses capitalize on agentic commerce opportunities to meet consumer expectations and create a competitive advantage.

“At Commerce, we leverage AI where it delivers real, measurable results: powering personalization, automation and data orchestration across the entire customer journey from discovery to checkout,” said Vipul Shah, chief product officer at Commerce. “By delivering relevant, context-optimized data to digital channels including answer engines, and creating agentic tools to help merchants optimize their operations, Commerce helps businesses adapt in real time and grow intelligently. We're not just following the AI wave; we're in the room with the product and engineering teams from the leading AI companies shaping the future of the internet so that we are positioned to help our customers win."

Adventure brand Revelyst, the parent company of Bell, Bushnell, CamelBak and Giro; global consumer brand URBN, the parent company of Urban Outfitters, Anthropologie and many others; and Tapestry, the parent company of fashion brands such as Coach and Kate Spade New York; and Dell Technologies are already leveraging Commerce’s product data integrations to improve visibility, protect brand consistency, and boost performance across AI-driven search experiences.

“Since Travis stepped into the CEO role, he has assembled an experienced and visionary leadership team that came together with clarity and conviction to transform the company,” said Ellen Siminoff, executive chair of the board of directors at Commerce. “The launch of Commerce is the culmination of bold thinking, careful planning and hard work during a period of rapid industry change. This transformation positions the company for a return to long-term, sustainable growth. We are proud of our progress thus far and look forward to continuous execution.”

Conference Call Information

Commerce will host its first quarterly earnings call under the Commerce name later this morning at 7:00 a.m. CT (8:00 a.m. ET) Thursday, July 31, 2025. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “Commerce conference call.” The live webcast of the conference call can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, August 7, 2025, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 7863771. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About Commerce

Commerce empowers businesses to innovate, grow, and thrive by providing an open, AI-driven commerce ecosystem. As the parent company of BigCommerce, Feedonomics, and Makeswift, Commerce connects the tools and systems that power growth, enabling businesses to unlock the full potential of their data, deliver seamless and personalized experiences across every channel, and adapt swiftly to an ever-changing market. Trusted by leading businesses like Coldwater Creek, Cole Haan, Harvey Nichols, King Arthur Baking Co., Melissa & Doug, Mizuno, Patagonia, Perry Ellis, Puma, SportsShoes, and Uplift Desk, Commerce delivers the storefront control, optimized data, and AI-ready tools businesses need to grow, serve diverse buyers, and operate with confidence in an increasingly intelligent, multi-surface world. For more information, visit commerce.com or follow us on X and LinkedIn.

BigCommerce,® the Commerce logo, and other brands are the trademarks or registered trademarks of BigCommerce Pty. Ltd. Third-party trademarks and service marks are the property of their respective owner.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our ability to successfully execute our rebranding initiative, our increased focus on AI enablement, market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Commerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Commerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Media Contact:

Brad Hem

PR@Commerce.com